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                                                                  Exhibit 16.1
                                                                  ------------


                                                        [ARTHUR ANDERSEN LOGO]





Office of the Chief Accountant                          Arthur Andersen LLP
Securities and Exchange Commission
450 Fifth Street, N.W.                                  1010 Market Street
Washington, D.C. 20549                                  St. Louis, MO 63101

                                                        Tel 314 621 6767
                                                        Fax 314 621 1956

                                                        www.arthurandersen.com
April 19, 2002


Dear Sir/Madam:

We have read the second paragraph and third paragraph (items 1 and 2) of
Item 4 included in the Form 8-K dated April 19, 2002 of Angelica Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

cc: Mr. Ted Armstrong, Angelica Corporation